As filed with the Securities and Exchange Commission on May 28, 2002

Commission File No. 0-15303

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ABSS, CORP. (f/k/a Unico, Inc.)

(Exact name of registrant as specified in its charter)

Delaware 73-1215433

(State or other jurisdiction (IRS Employer

of incorporation or organization) Number)

315 Greenwich Avenue

Greenwich, CT 06830

(Address of principal executive offices) (zip code)

PAYMENTS TO PROFESSIONALS, ADVISORS AND A FORMER EMPLOYEE

(Full titles of plans)

Benny Blom, President

ABSS, CORP.

315 Greenwich Avenue

Greenwich, CT 06830

(203) 422-0448

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount being Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering price	Amount of Registration Fee
Common Stock	836,364	$.72	$602,182	$150.54

(a) The Registration Fee with respect to the shares registered hereby has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the "Act"), based upon the last price per share of the Registrant's Common Stock on April 26, 2002, the last date on which the securities of the Registrant were traded prior to the filing of this Registration Statement, as reported by the OTC Electronic Bulletin Board.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents are incorporated by reference in the Registration Statement:

(a) The Registrant's Annual Report on Form 10-KSB for its fiscal year ended

December 31, 2001.

(b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Sellers and Associates, P.C. has issued its report dated April 30, 2002 relating to the financial statements of the Registrant incorporated herein.

Certain legal matters with respect to the legality of the issuance of the Common Stock offered hereby will be passed upon for the Registrant by Robert L. Blessey, Esq.

Item 6. Indemnification of Directors and Officers.

Reference is hereby made to the provisions of the Delaware General Corporation Law which provides for indemnification of directors and officers under certain circumstances.

The Registrant's Certificate of Incorporation and By-laws provide that the Company shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify any director, officer, employee and agent of the corporation against expenses incurred by such person by reason of the fact that he serves or has served the corporation in such capacity.

Indemnification under the Company's Articles of Incorporation and By-laws is nonexclusive of any other right such persons may have under statute, agreement, by law or action of the Board of Directors or shareholders of the corporation.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits to the Registration Statement are listed in the Exhibit Index elsewhere herein.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities

Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(a) and 1(b) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of

1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons or the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned,

thereunto duly authorized, in Greenwich, CT on May 28, 2002.

ABSS, CORP.

By: \s\ Benny Blom

Benny Blom

President

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature Title Date

Chairman, President,

CEO and Director May 28, 2002

\s\ Benny Blom (Principal executive officer)

Benny Blom

EXHIBIT INDEX

Exhibit Number Exhibit

5 Opinion and Consent of Robert L. Blessey, Esq.

23.1 Consent of Sellers & Associates, P.C., as Independent Auditor

23.2 Consent of Robert L. Blessey, Esq. is included in the Opinion referenced in Exhibit 5 above.

Law Offices of

ROBERT L. BLESSEY

51 Lyon Ridge Road

Katonah, NY 10536

Tel: (914) 232-4510 Fax: (914) 232-0647

May 28, 2002

Mr. Benny Blom,

Chairman and President

ABSS, Corp.

315 Greenwich Avenue

Greenwich, CT 06830

Gentlemen:

I have acted as special counsel to ABSS, Corp. (f/k/a Unico, Inc.), a Delaware corporation (the "Corporation"), in connection with the issuance of 836,364 shares of its Common Stock, par value $.01 (the "Common Stock") to certain professionals, advisors and one former employee of the Corporation. I have been advised by you that such shares of Common Stock will be registered pursuant to a Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission (the "Registration Statement").

Please be advised that, based upon the Resolutions of the Board of Directors of the Corporation adopted in a Written Consent to Action by the sole Director of the Corporation on May 28, 2002, I am of the opinion that the Corporation's Common Stock to be registered pursuant to the Registration Statement and issued pursuant to the foregoing Resolutions, has been duly authorized by the Corporation and that such Common Stock, when issued and delivered to the aforesaid professionals, advisors and former employee will be validly issued by the Corporation, fully paid and non-assessable.

I hereby consent to the use of my name in the Registration Statement in the section entitled "Interest of Named Experts and Counsel" and the filing of this opinion as an Exhibit to the Registration Statement.

Yours very truly,

/s/ Robert L. Blessey

Robert L. Blessey

SELLERS & ASSOCIATES. P.C.

5230 South 500 West

OGDEN, UTAH 84405

PHONE: 801-476-0270 FAX 801-475-6811 E-MAIL SellersAssoc@aol.com

CONSENT OF INDEPENDENT AUDITORS

ABSS, Corp. and Subsidiaries

Greenwich, CT

We have issued our report dated April 30, 2002, relating to the financial statements of ABSS, Corp. (f/k/a Unico, Inc.) and Subsidiaries for the years ended December 31, 2001 and 2000 appearing in the Company's Annual Report on Form 10-KSB. Such report has been incorporated by reference in the Registration Statement on Form S-8 and we consent to the use of our name as it appears under the caption "Experts."

Sellers & Associates, P.C.

/s/ Sellers & Associates, P.C.

Ogden, Utah

May 23, 2002